EXHIBIT 99.1

Brookfield Asset Management Announces Strong Third Quarter Results

Fundraised $25 Billion in the Third Quarter; $123 Billion Year-to-Date

Quarterly Fee-Related Earnings of $864 Million, Up 15% Year-Over-Year

Quarterly Distributable Earnings of $763 Million, Up 15% Year-Over-Year

NEW YORK, Nov. 06, 2026 (GLOBE NEWSWIRE) -- Brookfield Asset Management Ltd. (NYSE: BAM, TSX: BAM) (“BAM”), a leading global alternative asset manager headquartered in New York with over $1 trillion of assets under management, today announced financial results for the quarter ended September 30, 2026.

Connor Teskey, CEO of Brookfield Asset Management, stated, “Our business continues to benefit from our leading positions in the largest and fastest growing segments of the alternatives market. Year-to-date fundraising reached $123 billion, and fee-bearing capital grew 13% over the past year to $682 billion, driving fee-related earnings up 15% to $864 million."

He continued, “Our fundraising is showing no signs of slowing down and is indicative of the record-level of activity we are seeing across our business. Within our infrastructure group alone, we have received approximately $50 billion of commitments to our strategies in the past year. Our focus on long-duration inflation linked real assets is driving steady growth through economic cycles, while our leadership positions and access to capital allow us to invest at scale into the most attractive global opportunities.”

Financial Results

In the third quarter, we delivered strong results, driven by capital inflows and strong deployment.

Results reflect the previously announced new presentation for our partner managers.1

Unaudited For the periods ended (US$ millions, except per share amounts)	Three Months Ended		Twelve Months Ended
	Sept 30	Sept 30	Sept 30	Sept 30
	2026	2025	2026	2025
Fee-related earnings[2]	$864	$754	$3,311	$2,805
Fee-related earnings per share	$0.54	$0.46	$2.05	$1.72

Distributable earnings	$763	$661	$2,939	$2,577
Distributable earnings per share	$0.47	$0.41	$1.82	$1.58

Net income	$2,999	$692	$5,372	$2,463

See endnotes for additional details.

Net income was $3.0 billion in the quarter and $5.4 billion over the last twelve months, including a $2.0 billion non-cash gain on our acquisition and consolidation of Oaktree.

Fee-related earnings (“FRE”) were $864 million, or $0.54 per share, in the quarter and $3.3 billion, or $2.05 per share, over the last twelve months, up 15% and 18% respectively compared to the same period in the prior year.

Distributable earnings (“DE”) were $763 million, or $0.47 per share, in the quarter and $2.9 billion, or $1.82 per share, over the last twelve months, up 15% and 14%, respectively compared to the same period in the prior year.

Operating Results

Fee-bearing capital grew to $682 billion, up 13% year-over-year, driven largely by the $157 billion we have raised over the last twelve months and reflecting broad-based strength across the franchise.

Infrastructure remains one of the most attractive asset classes in private markets. Our franchise continues to lead the market, and in recent years we have expanded beyond our flagship infrastructure strategy into a broader range of complementary strategies to meet investor demand. As a result, fundraising has accelerated significantly, with approximately $50 billion raised or committed across our infrastructure strategies over the past year.

This includes $26 billion committed to our flagship infrastructure strategy to date, ahead of a first close expected in the coming weeks. In addition, our evergreen private wealth and super-core strategies generated record combined inflows of approximately $11 billion, and our AI infrastructure fund and infrastructure debt strategy have received $10 billion in commitments during the past year.

In private equity, we have raised $14 billion since September 30, 2025, representing a record pace for the business and reflecting strong demand for investments in industrial and essential services. Our private wealth strategy for private equity launched last year, and client commitments are ramping up. In addition, Oaktree continues to build momentum across its credit strategies, while the current rate environment provides a favorable backdrop for its opportunistic business.

Our investment pipeline is among the strongest it has ever been. Our AI infrastructure fund is gaining significant traction, with a robust pipeline of AI factory projects in execution around the world, including the United States, Canada, Korea, France, and the United Kingdom. We continue to successfully monetize assets into strong market demand. In the third quarter, we invested $18 billion and monetized $12 billion.

Also during the quarter, we realized meaningful carried interest for the first time since spinout. We realized $48 million of carried interest in the third quarter, net of all costs, from the monetization of technology and private equity investments.

Highlights of our activities across each of our business groups in the third quarter include:

Infrastructure

  Fundraising: We raised $7 billion, including $3.4 billion for our infrastructure flagship strategy, $1.5 billion for our supercore infrastructure strategy, and $1.2 billion for our infrastructure private wealth strategy. Subsequent to quarter end, we received $13 billion of additional commitments for our flagship strategy, bringing total capital to date of $26 billion. We expect to finalize the first close in the coming weeks.
  Deployment: We deployed $1.2 billion, including $500 million of incremental funding for the construction of a U.S. semiconductor fabrication facility and $300 million for a New Zealand energy infrastructure program. In addition, we signed agreements to jointly develop, deliver, and operate an AI factory in the U.K., and to invest up to $9 billion in next-generation AI computing infrastructure in Korea through our partnerships with NAVER and NVIDIA.
  Monetization: We monetized $2.5 billion in the third quarter, including proceeds from the sale of an Indian telecom tower platform, and proceeds from the IPO of a leading North American digital infrastructure platform. We also signed an agreement to sell a portion of a portfolio of intermodal shipping containers.

Energy

  Fundraising: We raised $2.3 billion, including $600 million for our infrastructure flagship strategy.
  Deployment: We deployed $2.0 billion, including $1.6 billion for the acquisition of a global renewable power platform. We also committed to invest in a leading green ammonia and hydrogen platform in India and the Middle East. Subsequent to quarter end, we completed the acquisition of a leading U.S. utility-scale battery storage platform.
  Monetization: We monetized $1.9 billion, including proceeds from the sale of a portfolio of hydroelectric assets and the monetization of an Indian clean energy investment.

Private Equity

  Fundraising: We raised $2.1 billion, including $1.2 billion for our private equity flagship strategy.
  Deployment: We deployed $2.2 billion, including capital deployed for the acquisition of a music publishing and technology platform and the acquisition of the world’s largest air freight services provider. We also signed an agreement to take private a leading publicly-traded manufacturer of industrial plumbing products.
  Monetization: We monetized $1.8 billion in the third quarter, including proceeds from a partial sale of an Australian financial services company.

Real Estate

  Fundraising: We raised $900 million across our real estate strategies, including $500 million for the geographic sleeves of our flagship strategy.
  Deployment: We deployed $2.9 billion, including capital deployed for the acquisition of a portfolio of multifamily housing units in Japan. In addition, we signed an agreement to acquire a stake in a U.S.-based hyperscale data center developer.

Credit

  Fundraising: We raised $12 billion of capital, including $2.4 billion raised for long-term private credit funds, $3.8 billion from Brookfield Wealth Solutions, and $2.0 billion from partner managers.
  Deployment: We deployed $10 billion across our credit strategies, including $2.4 billion for opportunistic credit strategies and $1.3 billion across partner managers. Subsequent to quarter end, we announced a $2.1 billion strategic capital partnership with a leading home mortgage lender. We also signed an agreement alongside a consortium of partners for a 49% interest in a Kuwaiti pipeline investment, representing a gross transaction value of $8 billion.

Strategic Transactions

  We completed the acquisition of the remaining interest in Oaktree in July, bringing together our complementary capabilities to create one of the world’s leading global credit platforms, expanding the breadth of investment solutions we can offer clients and strengthening our ability to capitalize on opportunities across credit markets.
  We acquired an additional 9% stake in Primary Wave, one of the leading managers focused on music royalties.

Uncalled Fund Commitments and Liquidity

As of September 30, 2026, we had $148 billion of uncalled fund commitments, $68 billion of which will generate approximately $680 million of annual fees once deployed. We had corporate liquidity of $2.1 billion as of September 30, 2026, comprised of cash, short term financial assets, and undrawn capacity on our revolving credit facility.

Common Dividend Declaration

The board of directors of BAM declared a quarterly dividend of $0.5025 per share, payable on December 31, 2026, to shareholders of record as of the close of business on November 30, 2026.

End Notes
  The results in all periods reflect the new presentation for our partner managers that we previously announced. This new presentation shows our proportionate share of their fee revenues and fee-related expenses, rather than our proportionate share of their fee-related earnings. In addition, we include certain capital not previously classified as fee-bearing capital, in order to better align reported fee-bearing capital with fee revenue. The change does not impact FRE, DE, or net income. In addition, we have published our historical financial results recast on this basis on our website under our Q2 2026 Earnings.
  See Reconciliation of Net Income to FRE and DE on page 7 and Non-GAAP and Performance Measures section on page 10.

Brookfield Asset Management Balance Sheets

Unaudited As of (US$ millions)	Sept 30	Dec 31
	2026	2025
Assets
Cash and cash equivalents	$688	$1,583
Accounts receivable and other	961	750
Investments	8,859	9,795
Investments of consolidated funds	4,365	505
Due from affiliates	3,915	3,280
Intangible assets, net	6,019	234
Goodwill	1,868	236
Deferred income tax assets and other assets	734	664
Total assets	$27,409	$17,047

Liabilities
Accounts payable and other	$5,010	$2,841
Corporate borrowings	3,466	2,478
Borrowings of subsidiaries	845	—
Borrowings of consolidated funds	1,676	462
Due to affiliates	778	720
Deferred income tax liabilities and other liabilities	905	236
Total liabilities	12,680	6,737

Preferred shares redeemable non-controlling interest	1,390	1,398
Redeemable non-controlling interest in consolidated funds	1,529	—

Equity	11,810	8,912

Total liabilities and equity	$27,409	$17,047

Brookfield Asset Management Statements of Operations

Unaudited For the periods ended (US$ millions, except per share amounts)	Three Months Ended		Nine Months Ended
	Sept 30	Sept 30	Sept 30	Sept 30
	2026	2025	2026	2025
Revenues
Base management and advisory fees	$1,092	$859	$2,871	$2,511
Incentive fees	191	115	449	348
Carried interest income	764	112	1,429	51
Other revenues	102	166	491	513
Total revenues	2,149	1,252	5,240	3,423

Expenses
Compensation and operating	(745)	(489)	(1,768)	(1,336)
Interest	(83)	(26)	(190)	(76)
Carried interest allocation (compensation) recovery	(87)	20	(349)	(142)
Total expenses	(915)	(495)	(2,307)	(1,554)
Other income (expenses)	1,835	(97)	1,897	(207)
Share of income from equity method investments	261	110	530	349
Income before taxes	3,330	770	5,360	2,011
Income tax expense	(331)	(78)	(603)	(228)
Net income	2,999	692	4,757	1,783
Net (income) loss attributable to non-controlling interests	(354)	32	(591)	142
Net income attributable to BAM	$2,645	$724	$4,166	$1,925

Net income attributable to BAM per share
Basic	$1.65	$0.45	$2.60	$1.19
Diluted	$1.64	$0.44	$2.58	$1.18

SELECT FINANCIAL INFORMATION
RECONCILIATION OF NET INCOME TO FEE-RELATED EARNINGS AND DISTRIBUTABLE EARNINGS

Unaudited For the periods ended (US$ millions)	Three Months Ended		Nine Months Ended
	Sept 30	Sept 30	Sept 30	Sept 30
	2026	2025	2026	2025
Net income	$2,999	$692	$4,757	$1,783
Add or subtract the following:
Provision for taxes[1]	331	78	603	228
Depreciation and amortization[2]	66	30	106	44
Carried interest allocations[3]	(764)	(112)	(1,429)	(51)
Carried interest allocation compensation[3]	87	(20)	349	142
Other income and expenses[4]	(1,835)	97	(1,897)	207
Interest expense[5]	83	26	190	76
Interest and dividend revenue[5]	(48)	(31)	(113)	(93)
Other revenues[6]	(54)	(143)	(378)	(455)
Share of income from equity method investments[7]	(261)	(110)	(530)	(349)
Fee-related earnings of equity method investments at our share[7]	172	132	486	341
Compensation costs recovered from affiliates[8]	71	121	239	250
Other adjustments[9]	17	(6)	61	5
Fee-related earnings	864	754	2,444	2,128
Add: Realized carried interest, net	48	—	53	—
Add: Investment & other income (net of interest expense)[10]	(66)	(6)	(87)	41
Add: Equity-based compensation costs	14	11	51	36
Less: Cash taxes[11]	(97)	(98)	(289)	(277)
Distributable earnings	$763	$661	$2,172	$1,928
  This adjustment removes the impact of income tax provisions on the basis that we do not believe this item reflects the present value of the actual tax obligations that we expect to incur over the long-term due to the substantial deferred tax assets of BAM.
  This adjustment removes the depreciation and amortization on property, plant and equipment and intangible assets, which are non-cash in nature and therefore excluded from FRE as well as certain capital depreciation costs recharged from BAM's affiliates.
  These adjustments remove the impact of both unrealized and realized carried interest allocations and the associated compensation expense. Unrealized carried interest allocations and associated compensation expense are non-cash in nature. Carried interest allocations and associated compensation costs are included in DE once realized.
  This adjustment removes other income and expenses associated with fair value changes for consolidated entities and funds.
  This adjustment removes interest and charges paid or received by consolidated entities and funds.
  This adjustment adds back other revenues earned that are non-cash in nature.
  These adjustments remove our share of equity method investments' earnings, including items 1) to 6) above and include its share of equity method investments' fee-related earnings.
  This item adds back compensation costs that will be borne by affiliates.
  This adjustment adds base management fees earned from funds that are eliminated upon consolidation and other items.
  This adjustment adds back other income associated with our portion of partly owned subsidiaries’ investment income, interest income received and interest expense.
  Represents the impact of cash taxes paid by the business.

RECONCILIATION OF BASE MANAGEMENT AND ADVISORY FEES TO FEE REVENUES

Unaudited For the periods ended (US$ millions)	Three Months Ended		Nine Months Ended
	Sept 30	Sept 30	Sept 30	Sept 30
	2026	2025	2026	2025
Base management and advisory fees	$1,092	$859	$2,871	$2,511
Incentive fees[1]	174	116	432	349
Fee revenues from equity method investments[2]	365	483	1,400	1,307
Other adjustments[3]	(7)	1	15	(16)
Fee revenues	$1,624	$1,459	$4,718	$4,151
  This adjustment adds incentive distributions and certain performance fees that are included in fee revenues.
  This adjustment adds Oaktree management fees at 100% ownership for the period prior to the Oaktree Acquisition, and our proportionate share of earnings from other partner managers.
  This adjustment involves base management fees earned from funds that are eliminated upon consolidation and other items.

RECONCILIATION OF CARRIED INTEREST ALLOCATIONS - REALIZED TO REALIZED CARRIED INTEREST, NET

Unaudited For the periods ended (US$ millions)	Three Months Ended		Nine Months Ended
	Sept 30	Sept 30	Sept 30	Sept 30
	2026	2025	2026	2025
Carried interest allocations - Realized	$160	$—	$176	$—
Carried interest allocation compensation - Realized	(37)	(26)	(66)	(76)
Carried interest allocations attributable to non-controlling interests[1]	(80)	—	(87)	—
Carried interest allocation compensation recovered from affiliates[2]	26	26	55	76
Adjustment for compensation costs associated with Realized carried interest[3]	(21)	—	(25)	—
Realized carried interest, Net	$48	$—	$53	$—
  This item adds back carried interest allocations attributable to non-controlling interest in consolidated entities and preferred shares redeemable non-controlling interest.
  This item adds back carried interest allocation compensation costs that will be borne by affiliates.
  This item adjusts realized carried interest allocation compensation to include compensation costs associated with realized carried interest that have not yet been realized for US GAAP, but will be incurred in future periods.

Additional Information

Shareholders are encouraged to review additional information about Brookfield Asset Management’s results, available on our website under the “Reports & SEC Filings” section at bam.brookfield.com. The Supplemental for the three months and twelve months ended September 30, 2026 is available today and provides further detail on the company’s strategy, operations and financial results. The Third Quarter 2026 shareholder letter will be published on November 12, 2026 at bam.brookfield.com, providing discussion on some of the major themes shaping Brookfield’s long-term strategy and outlook.

The statements contained herein are based primarily on information that has been extracted from our financial statements for the quarter ended September 30, 2026, which have been prepared using U.S. GAAP. The amounts have not been audited by BAM’s external auditor.

BAM’s Board of Directors has reviewed and approved this document, including the summarized unaudited consolidated financial statements, prior to its release.

Information on our dividends can be found on our website under the “Share Information” section at bam.brookfield.com.

Quarterly Earnings Call Details

Investors, analysts and other interested parties can access BAM’s Third Quarter 2026 Results as well as the Supplemental on the website under the “Reports & SEC Filings” section at bam.brookfield.com.

To participate in the Conference Call today at 10:00 a.m. ET, please preregister at https://register-conf.media-server.com/register/BIed69ee1b3a5a41b5a2ccc3ff25b54a11.

Upon registering, you will be emailed a dial-in number, and unique PIN.

The Conference Call will also be webcast live at https://edge.media-server.com/mmc/p/2ndpfqvk. For those unable to participate in the Conference Call, the telephone replay will be archived and available for 90 days, or on our website at bam.brookfield.com.

About Brookfield Asset Management

Brookfield Asset Management Ltd. (NYSE: BAM, TSX: BAM) is a leading global alternative asset manager, headquartered in New York, with over $1 trillion of assets under management across infrastructure, energy, private equity, real estate, and credit. We invest client capital for the long-term with a focus on real assets and essential service businesses that form the backbone of the global economy. We offer a range of alternative investment products to investors around the world — including public and private pension plans, endowments and foundations, sovereign wealth funds, financial institutions, insurance companies and private wealth investors. We draw on Brookfield’s heritage as an owner and operator to invest for value and generate strong returns for our clients, across economic cycles.

Please note that Brookfield Asset Management Ltd.’s previous audited annual and unaudited quarterly reports have been filed on EDGAR and SEDAR+ and can also be found in the investor section of its website at bam.brookfield.com. Hard copies of the annual and quarterly reports can be obtained free of charge upon request.

For more information, please visit our website at www.brookfield.com or contact:

Media: Simon Maine Tel: (332) 298-0447 Email: simon.maine@brookfield.com	Investor Relations: Jason Fooks Tel: (866) 989-0311 Email: jason.fooks@brookfield.com

Non-GAAP and Performance Measures of our Asset Management Business

This news release and accompanying financial information are based on generally accepted accounting principles in the United States of America (“U.S. GAAP”).

We make reference to Distributable Earnings (“DE”), which is referring to the sum of its fee-related earnings, realized carried interest, realized principal investments, interest expense, and general and administrative expenses; excluding equity-based compensation costs and depreciation and amortization. The most directly comparable measure disclosed in the primary financial statements of Brookfield Asset Management for DE is net income. This provides insight into earnings received by the company that are available for distribution to common shareholders or to be reinvested into the business.

We make reference to Fee Revenues, which include base management fees, incentive distributions, performance fees and transaction fees, including such fees from consolidated funds, and our share of Fee Revenues of partner managers. The most directly comparable measure disclosed in the primary financial statements of Brookfield Asset Management for Fee Revenues is base management and advisory fees. This provides insight into the growth in recurring cash flows from our asset management business.

We use Fee-Related Earnings (“FRE”) and DE to assess our operating results and the value of Brookfield’s business and believe that many shareholders and analysts also find these measures of value to them.

We make reference to Realized carried interest, Net, which refers to realized carried interest allocations, less amounts attributable to non-controlling interests and redeemable preferred shares in consolidated entities, less associated carried interest allocation compensation. The most directly comparable measures disclosed in the primary financial statements of Brookfield Asset Management are carried interest allocations – realized and carried interest allocation compensation – realized. This provides insight into the carried interest earned from realization events, net of the costs of earning it.

We disclose a number of financial measures in this news release that are calculated and presented using methodologies other than in accordance with U.S. GAAP. These financial measures, which include FRE and DE, should not be considered as the sole measure of our performance and should not be considered in isolation from, or as a substitute for, similar financial measures calculated in accordance with U.S. GAAP. We caution readers that these non-GAAP financial measures or other financial metrics are not standardized under U.S. GAAP and may differ from the financial measures or other financial metrics disclosed by other businesses and, as a result, may not be comparable to similar measures presented by other issuers and entities.

We provide additional information on key terms and non-GAAP measures in our filings available at bam.brookfield.com.

Notice to Readers

BAM is not making any offer or invitation of any kind by communication of this news release and under no circumstance is it to be construed as a prospectus or an advertisement.

This news release contains “forward-looking statements” within the meaning of the U.S. Securities Act of 1933, the U.S. Securities Exchange Act of 1934, “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995 and “forward-looking information” within the meaning of other relevant securities legislation, including applicable securities laws in Canada, which reflect our current views with respect to, among other things, our operations and financial performance (collectively, “forward-looking statements”). Forward-looking statements include statements that are predictive in nature, depend upon or refer to future results, events or conditions, and include, but are not limited to, statements which reflect management’s current estimates, beliefs and assumptions regarding the operations, business, financial condition, expected financial results, performance, prospects, opportunities, priorities, targets, goals, ongoing objectives, strategies, capital management and outlook of BAM and its subsidiaries, as well as the outlook for North American and international economies for the current fiscal year and subsequent periods, and which are in turn based on our experience and perception of historical trends, current conditions and expected future developments, as well as other factors management believes are appropriate in the circumstances. The estimates, beliefs and assumptions of BAM are inherently subject to significant business, economic, competitive and other uncertainties and contingencies regarding future events and as such, are subject to change. Forward-looking statements are typically identified by words such as “target”, “project”, “forecast”, “expect”, “anticipate”, “believe”, “foresee”, “could”, “estimate”, “goal”, “intend”, “plan”, “seek”, “strive”, “will”, “may” and “should” and similar expressions. In particular, the forward-looking statements contained in this news release include statements referring to future results, performance, achievements, prospects or opportunities of BAM and the US, Canadian or international markets.

Although BAM believes that such forward-looking statements are based upon reasonable estimates, beliefs and assumptions, actual results may differ materially from the forward-looking statements. Factors that could cause actual results to differ materially from those contemplated or implied by forward-looking statements include, but are not limited to: (i) volatility in the trading price of our class A limited voting shares; (ii) deficiencies in public company financial reporting and disclosures; (iii) the difficulty for investors to effect service of process and enforce judgments in various jurisdictions; (iv) being subjected to numerous laws, rules and regulatory requirements; (v) the potential ineffectiveness of our policies to prevent violations of applicable law; (vi) foreign currency risk and exchange rate fluctuations; (vii) further increases in interest rates; (viii) political instability or changes in government; (ix) unfavorable economic conditions or changes in the industries in which we operate; (x) inflationary pressures; (xi) catastrophic events, such as earthquakes, hurricanes, or pandemics/epidemics; (xii) ineffective management of sustainability considerations, and inadequate or ineffective health and safety programs; (xiii) failure of our information technology systems; (xiv) failure to adopt AI in support of our business objectives; (xv) us and our managed assets becoming involved in legal disputes; (xvi) losses not covered by insurance; (xvii) inability to collect on amounts owing to us; (xviii) operating and financial restrictions through covenants in our loan, debt and security agreements; (xix) our ability to maintain our global reputation; (xx) risks related to our infrastructure, energy, private equity, real estate, and credit strategies; (xxi) the impact of poor product development or marketing efforts on fee-bearing capital; (xxii) managing our cash flow and meeting our financial obligations; (xxiii) our acquisitions; (xxiv) requirement of temporary investments and backstop commitments to support our asset management business; (xxv) revenues impacted by a decline in the size or pace of investments made by our managed assets; (xxvi) our earnings growth can vary, which may affect our dividend and the trading price of our class A limited voting shares; (xxvii) exposed risk due to increased amount and type of investment products in our managed assets; (xxviii) information barriers that may give rise to conflicts and risks; (xxix) Brookfield Corporation (“BN”) exercising substantial influence over BAM; (xxx) BN transferring the ownership of BAM to a third party; (xxxi) potential conflicts of interest with BN; (xxxii) difficulty in maintaining our culture or managing our human capital; (xxxiii) United States and Canadian taxation laws and changes thereto and (xxxiv) other factors described from time to time in our documents filed with the securities regulators in the United States and Canada.

We caution that the foregoing list of important factors that may affect future results is not exhaustive and other factors could also adversely affect future results. Readers are urged to consider these risks, as well as other uncertainties, factors and assumptions carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements, which are based only on information available to us as of the date of this news release. Except as required by law, BAM undertakes no obligation to publicly update or revise any forward-looking statements, whether written or oral, that may be as a result of new information, future events or otherwise.

Past performance is not indicative nor a guarantee of future results. There can be no assurance that comparable results will be achieved in the future, that future investments will be similar to historic investments discussed herein, that targeted returns, growth objectives, diversification or asset allocations will be met or that an investment strategy or investment objectives will be achieved (because of economic conditions, the availability of appropriate opportunities or otherwise).